Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is dated as of June 4, 2018 (the “Effective Date”), by and between Workhorse Group Inc., a Nevada corporation (the “Company”), and the holder(s) identified on the signature pages hereto (each, a “Holder” and collectively, the “Holders”).

WHEREAS, the Holder holds a warrant issued on September 18, 2017 as amended from time to time (the “Warrant”) to purchase that number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as set forth on the Holder’s signature page hereto (collectively, the “Warrant Shares”);

WHEREAS, for the mutual benefit of the Company and the Holder, the Company desires to exchange the Warrant owned by it for 0.7 shares of Common Stock for each Warrant Share issuable upon a cash exercise (without regards to any limitations on exercise contained therein) of the Warrant (the “Exchange Shares”) (subject to adjustment for forward and reverse stock splits and the like) (the “Exchange”) issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, following the Exchange, the Warrant shall be cancelled and the Holder shall have no further rights under such Warrant.

WHEREAS, concurrently herewith, the Company is entering into agreements with certain other Holders (each, an “Other Holder”) of Warrants to Purchase Common Stock issued on September 18, 2017 (each, an “Other Warrant” and such agreements, each an “Other Agreement”) substantially in the form of this Agreement (other than with respect to the identity of the Holder, any provision regarding the reimbursement of legal fees and proportional changes reflecting the different holdings of such Other Holders).

NOW, THEREFORE, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act, the Company and the Holder have agreed as follows:

1. Exchange. As of the Effective Date, the Holder hereby agrees to exchange the Warrant for the Exchange Shares. The Exchange Shares issued in exchange for the Warrant will be issued without restrictive legends in accordance with the exemption from registration provided by Section 3(a)(9) of the Securities Act and Rule 144(d)(3)(ii). Neither the Holder nor the Company (nor any of their Affiliates (as defined herein) nor any person acting on behalf of or for the benefit of any of the foregoing), has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) for soliciting the Exchange.

2. No Consideration. The Exchange Shares shall be issued to the Holder in exchange for the Warrant without the payment of any other consideration by the Holder that would not be consistent with the application of Section 3(a)(9) of the Securities Act to the issuance of the Exchange Shares. The Holder hereby agrees that, upon and subject to the consummation of the Exchange pursuant to Section 3 below, including delivery of the Exchange Shares, all of the Company’s obligations under the terms and conditions of the Warrant shall be automatically terminated and cancelled in full without any further action required, and that this Section 3 shall constitute an instrument of cancellation of such Warrant.

3. Mechanics of Exchange.

i. Delivery of Original Warrant and Exchange Shares. Within one (1) Trading Day (as defined in the Warrant) following the execution of this Agreement by the Company and the Holder, the Company shall deliver, or cause to be delivered, to the Holder, the Exchange Shares being acquired upon the exchange of the Warrant by Deposit/Withdrawal at Custodian in accordance with the instructions set forth on the Holder’s signature page hereto which such Exchange Shares shall be issued without a standard restricted legend. The Holder shall deliver the original Warrant to the Company for cancellation within five (5) Trading Days following the date of execution of this Agreement. Notwithstanding any non-delivery of the original Warrant in accordance with this Section 3(i), the Warrant shall be deemed terminated and cancelled in accordance with Section 2 of this Agreement.

ii. Fractional Shares. No fractional shares shall be issued upon the exchange of the Warrant. As to any fraction of a share which the Holder would otherwise be entitled to acquire upon such exchange, the Company shall round up to the next whole share.

iii. Transfer Taxes and Expenses. The issuance of the Exchange Shares on exchange of the Warrant shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Exchange Shares. The Company shall pay all transfer agent fees required for same-day processing of the delivery of any Exchange Shares.

4. Representations and Undertakings of the Holders. The Holder hereby represents and warrants as of the date hereof to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(i) This Agreement has been duly authorized, validly executed and delivered by the Holder and is a valid and binding agreement and obligation of the Holder enforceable against the Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Holder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.

(ii) The Holder understands that the Exchange Shares are being offered, sold, issued and delivered to it in reliance upon specific provisions of federal and applicable state securities laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

(iii) The Holder is not acquiring the Exchange Shares as a result of any advertisement, article, notice or other communication regarding the Exchange Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(iv) The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Exchange Shares and, at the present time, is able to afford a complete loss of such investment.

(v) The Holder acknowledges that the offer, sale, issuance and delivery of the Exchange Shares to it is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) thereof.

(vi) The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to its Warrant free and clear of all rights and Encumbrances (as defined below). The Holder has full power and authority to transfer and dispose of its Warrant to the Company free and clear of any right or Encumbrances. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire the Holder’s Warrant. As used herein, “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(vii) The Holder is an accredited investor as such term is defined in Rule 501 of Regulation D.

5. Representations and Undertakings of the Company.

(i) The Exchange Shares have been duly authorized by all necessary corporate action, and, when issued and delivered in accordance with the terms hereof, the Exchange Shares shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(ii) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(iii) The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Exchange pursuant to this Agreement. Other than the exchange of the Warrant, the Company has not received and will not receive any consideration from the Holder for the Exchange Shares.

(iv) Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting the transactions herein.

(v) The Company represents that the Exchange Shares take on the registered characteristics of the Warrants and that the holding period of the Exchange Shares for purposes of Rule 144 commenced on September 18, 2017, the issuance date of the Warrant.

(vi) The Company shall, on or before 5:30 p.m., New York City Time, on June 4, 2018, issue a current report on Form 8-K (“8-K Filing”) disclosing all material terms of the Transactions and including the form of this Agreement and the form of leak-out agreement contemplated to be entered into hereby, each as an exhibit thereto. Upon the issuance of the 8-K Filing, the Holder shall not be in possession of any material, non-public information received from the Company, any of its subsidiaries or any of its respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. In addition, effective upon the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Holder with any material, non-public information regarding the Company or any of its subsidiaries from the date hereof until the close of business on June 20, 2018. To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

(vii) The Company undertakes to promptly provide, at its own cost and expense, to the transfer agent, with a copy to the Holder, all legal opinions (if any) necessary for the Exchange Shares to be issued hereunder.

(viii) The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the Exchange Shares upon each trading market upon which the Common Stock is then listed or designated for quotation (as applicable). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(viii).

(ix)       Subject to the provisions of this Section 5(ix), the Company will indemnify and hold the Holder and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Holder Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Holder Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other document contemplated hereby (the "Transaction Documents") or (b) any action instituted against the Holder Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Holder Party, with respect to the Transactions or any of the other transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Holder’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Holder Party may have with any such stockholder or any violations by such Holder Party of state or federal securities laws or any conduct by such Holder Party which constitutes fraud, gross negligence or willful misconduct). If any action shall be brought against any Holder Party in respect of which indemnity may be sought pursuant to this Agreement, such Holder Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Holder Party. Any Holder Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Holder Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Holder Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Holder Party under this Agreement (y) for any settlement by a Holder Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to such Holder’s breach of any of the representations, warranties, covenants or agreements made by such Holder in this Agreement or in the other Transaction Documents. The indemnification required by this Section 5(ix) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Holder Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

(x) Other than in respect of an Exempt Issuance, from the date hereof until 4:00 p.m., New York City Time, on June 18, 2018, neither the Company nor any subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock, Options and/or Convertible Securities (as defined in the Warrants). As used herein, "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) shares of Common Stock upon the exchange of the Warrants being exchanged hereunder (and the Warrants being exchanged by Other Holders), provided that the terms of any such exchange has not been amended since the date of this Agreement, and (c) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities.

6.       Miscellaneous.

(i)       Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:

Workhorse Group Inc.

100 Commerce Drive

Loveland, OH 045140

Attn: Stephen S. Burns, CEO

Fax No: 513-900-8845

E-mail: steve.burns@workhorse.com

If to the Holder, to the Holder’s address or e-mail address set forth on the signature page hereto, or to such other address, facsimile number and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(ii)       This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

(iii)       This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

(iv)       The terms of this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

(v)       This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

(vi)       Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(vii)       Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

(ix)       All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an action or proceeding to enforce any provisions of this Agreement, then, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(x)       The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

(xi)       The parties hereto herby acknowledge and agree that each Other Agreement shall not in any way be construed as the Holder or any Other Holder acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise. The Company hereby represents and warrants as of the date hereof and covenants and agrees that, during the period commencing on the date hereof until the one year anniversary of the date hereof, none of the terms offered to any Person with respect to the Transactions, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating to the Transactions or any Other Warrant (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 5(o) shall apply similarly and equally to each Settlement Document.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

WORKHORSE GROUP INC.

By:
Name: Title:

[COMPANY SIGNATURE PAGE TO EXCHANGE AGREEMENT]

HOLDER

Holder Name

Authorized Person (signature)

Authorized Person (print name),

Title

Number of shares underlying Warrant

Number of Exchange Shares

Address for Notice to Holder:

Instructions for delivery of Exchange Shares:

DTC Participant:

DTC Number:

Account Number:

[HOLDER SIGNATURE PAGES TO EXCHANGE AGREEMENT]